Terms of the Proposal

Comparison of Financial Projections

Summary of Financial Assets and Liabilities

Valuation of Other Liabilities

Historical Stock Price Performance

Historical Stock Price Performance

Historical Stock Price Performance

Illustrative “Unaffected” Trading Range

Premiums Paid

Comparable Trading Analysis

Industry Transaction Analysis

Discounted Cash Flow Forecast

Discounted Cash Flow Analysis

Summary Valuation Range

Purchase Price Ratio Analysis

*Confidential* *Presentation to:*

# International Specialty Products Inc.

## Presentation to the Board of Directors

***November 8, 2002***

LEHMAN BROTHERS

**Description:** At the close of market on July 8, 2002, Samuel J. Heyman issued a press release proposing that the Board consider a transaction whereby he would acquire the shares of ISP not beneficially owned by him or by his affiliates for $10.00 per share in cash

**Consideration:** Revised Proposal (11/04/02): $10.30 per share in cash

**Conditions:** Transaction would require the approval of a majority of the minority shareholders

**Transaction Value:** The amount offered implies an Enterprise Value of $1,150 million for the whole company

**Proposal Price Premia:**

| | Current Share Price November 4, 2002 | | Prior to July 8, 2002 Announcement | |
|---|---|---|---|---|
| **Premium to:** | **ISP Price** | **% Premium** | **ISP Price** | **% Premium** |
| Proposal Price | **$10.30** | | **$10.30** | |
| 1 Day [1] | 9.20 | 12.0% | 7.95 | 29.6% |
| 7 Days Avg. | 9.16 | 12.5% | 7.82 | 31.7% |
| 30 Days Avg. | 9.26 | 11.2% | 6.92 | 48.8% |
| 60 Days Avg. | 9.44 | 9.2% | 7.70 | 33.7% |
| 90 Days Avg. | 9.59 | 7.4% | 8.32 | 23.8% |
| 180 Days Avg. | 9.03 | 14.0% | 8.61 | 19.7% |
| 1 Year Avg. | 8.98 | 14.7% | 8.85 | 16.4% |
| 1 Year Median | 9.17 | 12.3% | 8.80 | 17.0% |
| 1 Year High | 10.45 | (1.4%) | 11.11 | (7.3%) |
| 1 Year Low | 5.60 | 83.9% | 5.60 | 83.9% |

*1. The "1 Day" trading price prior to announcement was the closing price as of July 8, 2002.*

## Summary Projected Financials

| *($ in millions)* | ISP Projections | | | | | Estimated | CAGR |
|---|---|---|---|---|---|---|---|
| | 2002E | 2003E | 2004E | 2005E | 2006E | 2007E | '02-'06 |
| **September 27 "Updated Base Case"** | | | | | | | |
| **Net Sales** | $852.1 | $842.3 | $880.6 | $916.5 | $957.0 | $995.1 | *2.9%* |
| *% Growth* | *8.3%* | *-1.2%* | *4.5%* | *4.1%* | *4.4%* | *4.0%* | |
| **EBITDA** [1] | 174.5 | 183.3 | 194.6 | 206.5 | 215.7 | 222.0 | *5.4%* |
| *% Margin* | *21.2%* | *21.8%* | *22.1%* | *22.5%* | *22.5%* | *22.3%* | |
| **EBIT** [1] | 116.1 | 124.9 | 136.1 | 148.0 | 157.1 | 163.4 | *7.9%* |
| *% Margin* | *14.1%* | *14.8%* | *15.5%* | *16.1%* | *16.4%* | *16.4%* | |
| **October 10 "New Base Case"** | | | | | | | |
| **Net Sales** | $852.1 | $852.0 | $875.0 | $902.0 | $932.0 | $963.0 | *2.3%* |
| *% Growth* | *8.3%* | *0.0%* | *2.7%* | *3.1%* | *3.3%* | *3.3%* | |
| **EBITDA** [1] | 172.3 | 166.4 | 174.5 | 183.5 | 190.1 | 194.7 | *2.5%* |
| *% Margin* | *21.0%* | *19.8%* | *19.8%* | *20.0%* | *19.9%* | *19.6%* | |
| *% Change from 9/27 Case* | *-1.2%* | *-9.2%* | *-10.3%* | *-11.1%* | *-11.9%* | *-12.3%* | |
| **EBIT** [1] | 113.9 | 108.0 | 116.0 | 125.0 | 131.5 | 136.1 | *3.7%* |
| *% Margin* | *13.9%* | *12.8%* | *13.2%* | *13.6%* | *13.7%* | *13.7%* | |
| *% Change from 9/27 Case* | *-1.9%* | *-13.5%* | *-14.8%* | *-15.5%* | *-16.3%* | *-16.7%* | |

*Source: Projected financials from ISP management.*
*1. Excludes income from investments and one-time charges.*

## Capitalization as of September 30, 2002

*($ in millions)*

| Security | Amt. 9/30/02 | Maturity | Interest Rate | Credit Rating |
|---|---|---|---|---|
| **Cash & Equivalents** | | | | |
| Cash on balance sheet | $65.8 | NA | NA | NA |
| Market value of investments | 353.5 | NA | NA | NA |
| **Senior Credit Facilities** | | | | |
| LT Revolving Credit Facility | 10.0 | 2006 | L + 250 | BB+ / Ba2 |
| Term Loan | 222.8 | 2008 | L + 300 | BB+ / Ba2 |
| **Notes & Other** | | | | |
| Senior Secured Notes | 200.0 | 2009 | 10 5/8% | B2 / B+ |
| Senior Subordinated Notes | 402.7 | 2011 | 10 1/4% | B2 / BB- |
| A/R Facility | 31.0 | NA | NA | NA |
| Capital leases | 1.5 | NA | NA | NA |
| Other debt | 0.2 | NA | NA | NA |

| | |
|---|---|
| **Total Debt (incl A/R facility)** | **$868.1** |
| Book Equity | 529.6 |
| **Total Capitalization** | **$1,397.7** |

## Investment Portfolio as of September 30, 2002

*($ in millions)*

| | Total Cost | Market Value | Unrealized Gain / (Loss) |
|---|---|---|---|
| Trading Securities: | $207.3 | $233.7 | $26.4 |
| Available for Sale Securities: | 273.0 | 227.4 | (45.6) |
| Total Value of Portfolio: | $480.3 | $461.1 | ($19.2) |

| | |
|---|---|
| Market Value of Portfolio | $461.1 |
| less: Payables related to Portfolio [1] | (114.1) |
| plus: Incr. Tax Benefit at 34% | 6.5 |
| Net Cash Proceeds from Sale | $353.5 |

## Shares / Options Outstanding as of September 30, 2002

| | |
|---|---|
| Shares Outstanding (mm) | 65.1 |
| Options Outstanding (mm) | 3.3 |
| Weighted Average Exercise Price | $10.75 |

*Source: ISP management.*

1. *Includes $89.0 mm of margin debt, $16.7 mm due to broker, and $8.4 mm liability related to derivative short positions.*

## Valuation of Other Liabilities

*($ in millions)*

| Liability / Reserve | Assumed Value ($ in mm) | Comments |
|---|---|---|
| Environmental (incl. Linden) | $0.0 | Management believes that recoveries will fully offset remediation costs |
| Product Liability | 0.0 | Management believes that no meaningful liability exists |
| Asbestos Liability | 0.0 | Management believes that it has no responsibility for the asbestos liabilities of G-I Holdings. However, in the event that Mr. Heyman were to lose the fraudulent conveyance case and the ISP spin-off were unwound, ISP could be subject to a change of control |
| Tax Liabilities | 17.6 | Balance sheet reserve |
| Minority Interest in JVs | 0.5 | Valued at book value |
| Book Value Plan / SARs | 7.9 | Utilized by the Company for executive compensation, primarily in place of options. Valued at "in-the-money" value |
| Total | $26.0 | |

## Calculation of Net Non-Operating Liabilities

| *($ in millions)* | As of 9/30/02 |
|---|---|
| Total Debt | $837.1 |
| A/R Facility | 31.0 |
| Other Liabilities / Reserves | 26.0 |
| Cash on Balance Sheet | (65.8) |
| After-Tax Mkt Value of Investment Portfolio | (353.5) |
| Net Non-Operating Liabilities | $474.8 |

# Absolute Stock Price Performance

## Stock Price Performance Since IPO


$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
6/25/91
10/2/93
1/10/96
4/19/98
7/27/00
11/4/02
April 20, 1998
All-time high of $20.50
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Revised Proposal $10.30
Initial Proposal $10.00
October 9, 2000
All-time low of $5.13
ISP
Initial Proposal
Revised Proposal

## Relative Stock Price Performance

**Indexed Stock Price Performance Since IPO (6/25/91-11/04/02)**


Indexed Price
500%
400%
300%
200%
100%
0%
6/25/91
9/28/92
12/31/93
4/7/95
7/12/96
10/16/97
1/20/99
4/25/00
7/30/01
11/4/02
ISP
S&P 500
Lehman Brothers Spec. Chemicals Index

## 1-Year Indexed Stock Price Performance (11/02/01- 11/04/02)


140%
120%
100%
80%
60%
40%
11/2/01
12/12/01
1/22/02
3/4/02
4/12/02
5/24/02
7/4/02
8/14/02
9/24/02
11/4/02
ISP
S&P 500
Lehman Brothers Specialty Chemicals Index

## 1-Year Stock Price Performance


$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Avg. Price (1) $8.85
11/2/01
1/2/02
3/2/02
5/2/02
7/2/02
9/2/02
11/2/02
ISP
Avg. Price

1. *Average price for the one-year period prior to the July 8, 2002 proposal.*

| | LBSCI [1] | S&P 500 |
|---|---|---|
| Price on 7/8/02 | 100.00 | 976.98 |
| Price on 11/04/02 | 88.98 | 908.35 |
| **% Change** | **(11.0%)** | **(7.0%)** |
| | | |
| ISP Price on 7/8/02 | $7.95 | $7.95 |
| Index Change | (11.0%) | (7.0%) |
| **Implied Price** | **$7.07** | **$7.39** |
| **Premium Implied by $10.30 Proposal** | **45.6%** | **39.3%** |

1. *Lehman Brothers Specialty Chemicals Index*

# Summary of Premiums Paid Analysis – Cash Transactions

## Going Private Transactions – < 50% Minority (1)

| | Premia Paid over Average Price for: | | | |
|---|---|---|---|---|
| **Premia Paid** | **1 Day** | **7 Days** | **30 Days** | **90 Days** |
| Maximum: | 140.0% | 136.9% | 113.3% | 116.0% |
| Mean: | 46.4% | 47.7% | 49.2% | 42.2% |
| Median: | 42.6% | 43.4% | 48.6% | 36.2% |
| Minimum: | 9.9% | 13.2% | 13.1% | 13.5% |
| **Implied Offer Price** | | | | |
| ISP Share Price Data: | $7.95 | $7.82 | $6.92 | $8.32 |
| At Mean Premium | $11.64 | $11.55 | $10.33 | $11.83 |
| At Median Premium | $11.34 | $11.21 | $10.29 | $11.33 |

## Full Acquisitions (2)

| | Premia Paid over Average Price for: | | | |
|---|---|---|---|---|
| **Premia Paid** | **1 Day** | **7 Days** | **30 Days** | **90 Days** |
| Maximum: | 540.0% | 519.4% | 411.7% | 267.4% |
| Mean: | 44.1% | 45.6% | 48.1% | 51.7% |
| Median: | 28.8% | 31.7% | 33.5% | 37.6% |
| Minimum: | (7.8%) | (7.4%) | (3.4%) | (9.1%) |
| **Implied Offer Price** | | | | |
| ISP Share Price Data: | $7.95 | $7.82 | $6.92 | $8.32 |
| At Mean Premium | $11.45 | $11.39 | $10.26 | $12.62 |
| At Median Premium | $10.24 | $10.30 | $9.24 | $11.45 |

## Going Private Transactions – < 20% Minority (1)

| | Premia Paid over Average Price for: | | | |
|---|---|---|---|---|
| **Premia Paid** | **1 Day** | **7 Days** | **30 Days** | **90 Days** |
| Maximum: | 140.0% | 122.7% | 95.7% | 73.4% |
| Mean: | 40.8% | 40.8% | 44.3% | 40.0% |
| Median: | 43.5% | 41.2% | 42.9% | 39.9% |
| Minimum: | 9.9% | 13.2% | 13.1% | 9.0% |
| **Implied Offer Price** | | | | |
| ISP Share Price Data: | $7.95 | $7.82 | $6.92 | $8.32 |
| At Mean Premium | $11.19 | $11.01 | $9.99 | $11.65 |
| At Median Premium | $11.41 | $11.04 | $9.89 | $11.64 |

## Implied Value From "Unaffected" Trading Price

| | Going Private 1998 - 2002 (<50%) | Going Private 1992 - 2002 (< 20%) |
|---|---|---|
| **1-Day Premium** | | |
| Mean | 46.4% | 40.8% |
| Median | 42.6% | 43.5% |
| **"Unaffected" Price (3)** | $7.07 | $7.07 |
| **Implied Offer Price** | | |
| At Mean Premium | $10.35 | $9.96 |
| At Median Premium | $10.09 | $10.15 |

*Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.*

1. *Completed going-private transactions > $100 million. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Time periods for < 50% and < 20% are from 1998-2002 and 1992-2002, respectively.*
2. *All completed transactions > $100 million and excluding finance, technology, and share repurchases. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 2000-2002.*
3. *Adjusted price on November 4, 2002 based on LBSCI returns.*

# Comparable Trading Analysis [1]

*(Currency and shares in millions except per share data)*

| Companies | Price 11/04/02 | Equity Value | Enterprise Value | Sales LTM | Sales 2002E | Sales 2003E | EBITDA LTM | EBITDA 2002E | EBITDA 2003E | EBIT LTM | EBIT 2002E | EBIT 2003E |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | Enterprise Value as a Multiple of: | | | | | | | | |
| Albemarle | $28.52 | 1,203.7 | 1,381.2 | 1.45x | 1.44x | 1.38x | 7.0x | 7.4x | 6.9x | 12.8x | 12.9x | 11.4x |
| Arch Chemicals | $18.88 | 422.9 | 588.2 | 0.66x * | NA * | NA * | 8.4x | NA * | NA * | 43.6x * | NA * | NA * |
| Cambrex | $28.59 | 743.3 | 1,004.4 | 1.94x | 1.85x | 1.73x | 8.7x | 7.6x | 6.9x | 12.7x | 11.0x | 9.5x |
| Croda | £2.70 | 367.7 | 431.3 | 1.38x | 1.42x | 1.37x | 7.7x | 7.7x | 7.3x | 10.6x | 10.8x | 10.2x |
| Cytec Industries | $24.13 | 951.0 | 1,149.4 | 0.87x | 0.85x | 0.82x | 5.6x | 5.4x | 5.2x | 10.3x | 9.1x | 8.5x |
| Great Lakes Chemical | $24.36 | 1,222.7 | 1,487.1 | 1.07x | 1.07x | 0.99x | 12.8x * | 7.8x | 7.3x | 39.4x * | 14.7x * | 12.0x |
| Intl Flavors & Fragrances | $33.20 | 3,152.0 | 4,259.3 | 2.36x * | 2.37x * | 2.31x * | 10.0x * | 10.2x * | 9.4x * | 12.2x * | 12.8x | 11.5x |
| Penford | $14.76 | 118.7 | 223.3 | 0.97x | 0.96x | 0.85x | 6.6x | 6.4x | 5.5x | 14.0x | 13.7x | 10.5x |
| Sensient Technologies | $24.89 | 1,178.2 | 1,691.5 | 1.94x | 1.86x | 1.76x | 9.5x | 9.0x | 8.4x | 11.9x | 11.5x | 10.6x |
| | | | **Mean** | 1.38x | 1.35x | 1.27x | 7.6x | 7.3x | 6.8x | 12.1x | 11.7x | 10.5x |
| | | | **Median** | 1.38x | 1.42x | 1.37x | 7.7x | 7.6x | 6.9x | 12.3x | 11.5x | 10.6x |
| ISP Valuation at $10.30 Offer Price | $10.30 | 674.7 | 1,149.5 | 1.38x | 1.35x | 1.35x | 6.8x | 6.7x | 6.9x | 10.2x | 10.1x | 10.6x |
| **ISP Valuation Metrics** | | | | | | | | | | | | |
| Selected Multiples | | | | | | | 7.50x | 7.50x | 7.00x | 11.50x | 11.50x | 10.50x |
| Relevant ISP Statistic [2] | | | | | | | $169.8 | $172.3 | $166.4 | $112.4 | $113.9 | $108.0 |
| **Implied Enterprise Value at Selected Multiples:** | | | | | | | $1,273.5 | $1,292.4 | $1,165.1 | $1,292.4 | $1,309.9 | $1,134.0 |
| *less: Net non-operating liabilities* [3] | | | | | | | (474.8) | (474.8) | (474.8) | (474.8) | (474.8) | (474.8) |
| **Implied Equity Value at Selected Multiples:** | | | | | | | $798.7 | $817.6 | $690.3 | $817.6 | $835.1 | $659.2 |
| *Fully diluted shares outstanding* [4] | | | | | | | 65.8 | 65.8 | 65.5 | 65.8 | 65.9 | 65.5 |
| **Implied Price per Share:** | | | | | | | $12.14 | $12.42 | $10.53 | $12.42 | $12.67 | $10.07 |

$10.00 - $12.50

*Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.*

1. *Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.*
2. *Projected figures are based on "New Base Case" of October 10. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
3. *As of 9/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Includes dilution from options calculated using the treasury method.*

# Industry Transaction Analysis

*(Currency and shares in millions except per share data)*

| Date Announced | Target / Acquiror | Offer Value | Transaction Value | Transaction Value to: LTM Sales | LTM EBITDA | LTM EBIT |
|---|---|---|---|---|---|---|
| 03-Sep-02 | Roche Vitamins and Fine Chemicals / DSM | € 2,250.0 | € 2,250.0 | 0.95x | 6.6x | 12.8x |
| 17-Jul-02 | Haarmann & Reimer (Bayer) / EQT Northern Europe Private Equity Fund | € 1,660.0 | € 1,660.0 | 1.90x | 9.8x | 14.6x |
| 12-Sep-01 | Cognis BV (Henkel KGaA) / Investor Group | € 2,500.0 | € 2,500.0 | 0.78x | 7.1x | 11.4x |
| 29-Mar-01 | Ascot PLC / Dow Chemical | £305.2 | £439.5 | 1.99x | 10.0x | 15.9x |
| 15-Dec-00 | Laporte / Degussa | $2,010.4 | $1,656.8 | 2.64x | 10.1x | 13.6x |
| 29-Nov-00 | BF Goodrich Performance Materials / AEA Investors | $1,200.0 | $1,400.0 | 1.18x | 6.4x | 10.3x |
| 02-Aug-00 | Catalytica Pharmaceuticals, Inc. / DSM | $750.0 | $800.0 | 1.89x | 10.5x | 13.6x |
| 06-Jul-00 | Hickson International / Arch Chemicals | $95.6 | $128.6 | 0.59x | 7.0x | 17.4x |
| 01-Jun-99 | Witco / Crompton & Knowles | $1,082.1 | $1,836.6 | 0.96x | 8.3x | 17.2x |
| 12-May-99 | Zeneca Specialties (AstraZeneca) / Cinven/Investcorp. | £1,300.0 | £1,300.0 | 1.89x | 9.4x | 13.9x |
| 25-Aug-97 | BioWhittaker Inc. / Cambrex Corporation | $130.9 | $129.3 | 2.54x | 9.6x | 13.3x |
| | | | **Mean** | 1.57x | 8.6x | 14.0x |
| | | | **Median** | 1.89x | 9.4x | 13.6x |
| Valuation at $10.30 Offer Price | | $674.7 | $1,149.5 | 1.38x | 6.8x | 10.2x |

**ISP Valuation Metrics**

| | LTM EBITDA | LTM EBIT |
|---|---|---|
| Selected Multiples | 8.0x | 12.0x |
| Relevant ISP Statistic (1) | $169.8 | $112.4 |
| **Implied Enterprise Value at Selected Multiples:** | $1,358.4 | $1,348.6 |
| *less: Net non-operating liabilities* (2) | (474.8) | (474.8) |
| **Implied Equity Value at Selected Multiples:** | $883.6 | $873.8 |
| *Fully diluted shares outstanding* (3) | 66.0 | 66.0 |
| **Implied Price per Share:** | $13.39 | $13.24 |

$13.00 - $13.50

*Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.*

1. *Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *As of 9/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Includes dilution from options calculated using the treasury method.*

## September 27 "Updated Base Case"

| ($ in millions) | Historical [1] | | | Projected [1] | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 1999A | 2000A | 2001A | 2002E | 2003E | 2004E | 2005E | 2006E | 2007E |
| **Sales** | $787.3 | $784.0 | $787.2 | $821.4 | $842.3 | $880.6 | $916.5 | $957.0 | $995.1 |
| *% Growth* | *NA* | *(0.4%)* | *0.4%* | *4.8%* | *2.5%* | *4.5%* | *4.1%* | *4.4%* | *4.0%* |
| **EBITDA** | 198.1 | 149.6 | 168.3 | 174.5 | 183.3 | 194.6 | 206.5 | 215.7 | 222.0 |
| *% Margin* | *25.2%* | *19.1%* | *21.4%* | *21.2%* | *21.8%* | *22.1%* | *22.5%* | *22.5%* | *22.3%* |
| Depreciation | 48.6 | 51.3 | 53.1 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 |
| Amortization of Intangibles | 0.0 | 0.0 | 0.6 | 0.8 | 0.8 | 0.9 | 0.9 | 1.0 | 1.0 |
| **EBIT** | 149.5 | 98.3 | 114.6 | 116.1 | 124.9 | 136.1 | 148.0 | 157.1 | 163.4 |
| Less: Cash Taxes @ 34.0% | 50.8 | 33.4 | 38.9 | 39.5 | 42.5 | 46.3 | 50.3 | 53.4 | 55.5 |
| **Tax-effected EBIT** | 98.7 | 64.9 | 75.6 | 76.6 | 82.4 | 89.8 | 97.7 | 103.7 | 107.8 |
| Plus: Depreciation | 48.6 | 51.3 | 53.1 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 |
| Plus: Amortization of Intangibles | 0.0 | 0.0 | 0.6 | 0.8 | 0.8 | 0.9 | 0.9 | 1.0 | 1.0 |
| Less: Capital Expenditures | (69.5) | (61.7) | (53.0) | (51.0) | (51.0) | (51.0) | (51.0) | (51.0) | (57.6) |
| Less: Changes in Working Capital | (40.1) | (6.5) | (46.4) | 21.0 | (4.3) | (9.0) | (8.3) | (9.6) | (10.0) |
| **Free Cash Flow** | $37.7 | $48.0 | $29.9 | $105.0 | $85.6 | $88.3 | $96.9 | $101.6 | $98.8 |
| *% FCF Growth Rate* | *NM* | *27.4%* | *(37.7%)* | *250.9%* | *(18.5%)* | *3.2%* | *9.7%* | *4.9%* | *(2.8%)* |

## October 10 "New Base Case"

| ($ in millions) | Historical [1] | | | Projected [1] | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | 1999A | 2000A | 2001A | 2002E | 2003E | 2004E | 2005E | 2006E | 2007E |
| **Sales** | $787.3 | $784.0 | $787.1 | $852.1 | $852.0 | $875.0 | $902.0 | $932.0 | $963.0 |
| *% Growth* | *NA* | *(0.4%)* | *0.4%* | *8.7%* | *(0.0%)* | *2.7%* | *3.1%* | *3.3%* | *3.3%* |
| **EBITDA** | 198.1 | 149.6 | 168.3 | 172.3 | 166.4 | 174.5 | 183.5 | 190.1 | 194.7 |
| *% Margin* | *25.2%* | *19.1%* | *21.4%* | *20.2%* | *19.5%* | *19.9%* | *20.3%* | *20.4%* | *20.2%* |
| Depreciation | 48.6 | 51.3 | 53.1 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 |
| Amortization of Intangibles | 0.0 | 0.0 | 0.6 | 0.8 | 0.8 | 0.9 | 0.9 | 1.0 | 1.0 |
| **EBIT** | 149.5 | 98.3 | 114.6 | 113.9 | 108.0 | 116.0 | 125.0 | 131.5 | 136.1 |
| Less: Cash Taxes @ 34.0% | 50.8 | 33.4 | 39.0 | 38.7 | 36.7 | 39.4 | 42.5 | 44.7 | 46.3 |
| **Tax-effected EBIT** | 98.7 | 64.9 | 75.6 | 75.2 | 71.3 | 76.6 | 82.5 | 86.8 | 89.8 |
| Plus: Depreciation | 48.6 | 51.3 | 53.1 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 | 57.6 |
| Plus: Amortization of Intangibles | 0.0 | 0.0 | 0.6 | 0.8 | 0.8 | 0.9 | 0.9 | 1.0 | 1.0 |
| Less: Capital Expenditures | (69.5) | (61.7) | (53.0) | (51.0) | (51.0) | (51.0) | (51.0) | (51.0) | (57.6) |
| Less: Changes in Working Capital | (40.1) | (6.5) | (46.4) | 21.0 | (4.3) | (9.0) | (8.3) | (9.6) | (10.0) |
| **Free Cash Flow** | $37.7 | $48.0 | $30.0 | $103.6 | $74.4 | $75.0 | $81.7 | $84.7 | $80.8 |
| *% FCF Growth Rate* | *NM* | *27.5%* | *(37.6%)* | *245.8%* | *(28.2%)* | *0.8%* | *8.9%* | *3.7%* | *(4.6%)* |

1. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

## September 27 "Updated Base Case"

| Perpetuity Growth | Discount Rate 9.0% | Discount Rate 10.0% | Discount Rate 11.0% |
|---|---|---|---|
| 3% | $14.61 | $11.51 | $9.15 |
| 4% | $18.03 | $13.89 | $10.90 |
| 5% | $23.16 | $17.20 | $13.21 |

$11.00 - $18.00

| Terminal EBITDA Mult. | Discount Rate 9.0% | Discount Rate 10.0% | Discount Rate 11.0% |
|---|---|---|---|
| 6.7x | $12.66 | $11.85 | $11.09 |
| 7.0x | $13.32 | $12.49 | $11.69 |
| 7.5x | $14.43 | $13.54 | $12.70 |
| 8.0x | $15.54 | $14.60 | $13.71 |

$11.00 - $16.00

## October 10 "New Base Case"

| Perpetuity Growth | Discount Rate 9.0% | Discount Rate 10.0% | Discount Rate 11.0% |
|---|---|---|---|
| 3% | $11.20 | $8.62 | $6.66 |
| 4% | $14.02 | $10.61 | $8.11 |
| 5% | $18.22 | $13.33 | $10.03 |

$8.00 - $14.00

| Terminal EBITDA Mult. | Discount Rate 9.0% | Discount Rate 10.0% | Discount Rate 11.0% |
|---|---|---|---|
| 6.7x | $10.40 | $9.70 | $9.03 |
| 7.0x | $10.98 | $10.25 | $9.56 |
| 7.5x | $11.95 | $11.18 | $10.45 |
| 8.0x | $12.91 | $12.10 | $11.33 |

$9.00 - $13.00

# Summary Valuation Range


Comparable Trading
$10.00
$12.50
Industry Transactions
$13.00
$13.50
Premiums Paid - Going Private (<50% Minority)
$10.00
$12.00
Premiums Paid - Going Private (<20% Minority)
$10.00
$11.50
Premiums Paid - Going Private (Unaffected)
$10.00
$10.50
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$8.00
$14.00
$5
$6
$7
$8
$9
$10
$11
$12
$13
$14
$15
$16
$17
$18
$19
$20
$21
$22
52-Wk Low $5.60
1-Day Prior $7.95
Revised Proposal $10.30
52-Wk High $11.11

# Purchase Price Ratio Analysis

| *($ and shares in millions except per share data)* | | 1-Day Prior [1] | Initial Proposal | Revised Proposal |
|---|---|---|---|---|
| **Price Per Share** | | **$7.95** | **$10.00** | **$10.30** |
| *% Premium to Initial Proposal* | | *(20.5%)* | *0.0%* | *3.0%* |
| *% Premium to Pre-Announcement Price* | | *0.0%* | *25.8%* | *29.6%* |
| *% Prem. to 52-Wk High Prior to Proposal ($11.11)* | | *(28.4%)* | *(10.0%)* | *(7.3%)* |
| *% Prem. to 52-Wk Low Prior to Proposal ($5.60)* | | *42.0%* | *78.6%* | *83.9%* |
| Common Shares Outstanding (as of 9/30/02) | | 65.1 | 65.1 | 65.1 |
| Value of Common Shares | | $517.4 | $650.9 | $670.4 |
| Net Value of Options [2] | | 1.7 | 3.8 | 4.3 |
| Plus: Net Non-Operating Liabilities [3] | | 474.8 | 474.8 | 474.8 |
| **Enterprise Value** | | **$994.0** | **$1,129.5** | **$1,149.5** |
| **September 27 "Updated Base Case"** | | | | |
| **Enterprise Value to:** | **Data [4]** | | **Multiple** | |
| 2002E Revenues | $852.1 | 1.17x | 1.33x | 1.35x |
| 2003E Revenues | $842.3 | 1.18x | 1.34x | 1.36x |
| 2002E EBITDA | $174.5 | 5.7x | 6.5x | 6.6x |
| 2003E EBITDA | $183.3 | 5.4x | 6.2x | 6.3x |
| 2002E EBIT | $116.1 | 8.6x | 9.7x | 9.9x |
| 2003E EBIT | $124.9 | 8.0x | 9.0x | 9.2x |
| **October 10 "New Base Case"** | | | | |
| 2002E EBITDA | $172.3 | 5.8x | 6.6x | 6.7x |
| 2003E EBITDA | $166.4 | 6.0x | 6.8x | 6.9x |
| 2002E EBIT | $113.9 | 8.7x | 9.9x | 10.1x |
| 2003E EBIT | $108.0 | 9.2x | 10.5x | 10.6x |

1. *The "1 Day" trading price prior to announcement was the closing price as of July 8, 2002.*
2. *Implied market value of "in-the-money" options calculated using the treasury method.*
3. *As of 9/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Projected figures are from ISP management.*